Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding Spartan 500 Index Fund of Fidelity Commonwealth Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 90 to the Trust's Registration Statement on Form N-1A (File Nos. 002-52322 and 811-02546) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 77 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

September 23, 2005